1004070741

1004070741

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

Office of the Clerk

April 16, 2010

UCC RETRIEVALS INC
BETH EPSTEIN
7288 HANOVER GREEN DR
MECHANICSVILLE, VA 23111

RECEIPT

RE: Fulcrum IT Services, LLC

ID: S323610 - 8

DCN: 10-04-15-0634

Dear Customer:

This is your receipt for $25.00, covering the fees for filing articles of merger with this office.

This is also your receipt for $100.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of merger is April 16, 2010.

Each non-surviving entity:

Fulcrum IT Services Company

is merged into Fulcrum IT Services, LLC (formerly FULCRUM IT SERVICES ACQUISITION, LLC).

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission

MERGRCPT
MERGACPT
CIS0368

P.O. Box 1197, Richmond, VA 23218-1197
Tyler Building, First Floor, 1300 East Main Street, Richmond, VA 23219-3630
Clerk's Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/clk
Telecommunications Device for the Deaf-TDD/Voice: (804) 371-9206

1004070741

HOLD FOR PICK-UP FOR

UCC RETRIEVALS, INC.
BETH EPSTEIN / TRACI GOODMAN / MARY COLLINS
(804) 559.5919

STATE CORPORATION COMMISSION
1300 EAST MAIN STREET
RICHMOND VA 23209-1197

S323610-8

100415 0634

CB$125

APRIL 15, 2010

NEXT DAY EXPEDITE!!

DEAR SIRS,

PURSUANT TO INSTRUCTIONS OF COUNSEL, I ENCLOSE FOR FILING ON BEHALF OF:

FULCRUM IT SERVICES ACQUISITION, LLC n/c to FULCRUM IT SERVICES LLC

ARTICLES OF MERGER WITH NAME CHANGE

LFS 4/16/10

****PLEASE RETURN (1) CERTIFIED COPY OF THE ATTACHED FILING (for foreign entities c/c the application only!)****

CHECK(S) IN PAYMENT OF THE REQUIRED FEES ARE ENCLOSED. I WOULD APPRECIATE YOU TELEPHONING ME AT (804) 559-5919 IF THERE IS A PROBLEM WITH THIS FILING AND TO ADVISE ME WHEN THE EVIDENCE IS AVAILABLE TO BE PICKED UP.

THANK YOU FOR YOUR ASSISTANCE IN THIS REGARD.

SINCERELY,
BETH EPSTEIN

Domestic Merger of Fulcrum IT Services Company (a Va. corp.) into Fulcrum IT Services Acquisition, LLC (a Va. LLC & the survivor & amend Name change to Fulcrum IT Services, LLC)

FF	25.00
Next day service	100.00
~~1 Certified copy~~	
	125.00

2 4/16/10

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
CLERK'S OFFICE
1300 E MAIN ST
RICHMOND, VA 23219
(804) 371-9733
(866) 722-2551 Toll-free in Virginia

SCC21.2
(08/07)

Expedited Service Request
Business Entity Filing

Read Information & Instructions pages before completing this form

This form MUST be completed and placed on top of EACH document that is submitted for expedited review and processing.

Entity Name: FULCRUM IT SERVICES ACQUISITION, LLC

Entity's SCC ID No. (if known): S323610-8

Return Evidence of Filing To:
(Correspondent's name and address)

BETH EPSTEIN
UCC RETRIEVALS, INC.
7288 HANOVER GREEN DRIVE
MECHANICSVILLE, VA 23111

Contact Person: BETH EPSTEIN
Phone Number: (804) 559 - 5919 ext 15
Fax Number: (804) 559 - 5920
E-mail: corporate@uccretrievals.com

Return Evidence of Filing By:
(mark all that apply)

- [x] Hold for Pickup (Available at 4:00 p.m.)
- [ ] First-Class Mail
- [ ] USPS Express Mail (Prepaid envelope required.)
- [ ] Overnight via [ ] UPS [ ] Fed Ex (Completed airbill with account number required.)
- [ ] Fax (Additional charge of $25. Only available for Expedited Filings, Categories A and C.)

Complete, if not correspondent:
Name: ____________
Fax No.: ( ) ____ - ____

~~~ See Information & Instructions for description of categories. ~~~

FOR OFFICE USE ONLY

1004 15 0634

Expedited Service(s) Requested: (mark service requested)	***Expedite Fee(s): ***(does not include filing fee(s) – see footnote)
[x] Category A Expedite Business Entity Document listed in Schedule A	
[ ] Same Day Service (In by Noon)	$ 200
[x] Next Day Service (In by 4:00 p.m.)	$ 100
[ ] Category B Preliminary Review of a Document listed in Schedule A (2nd Business Day Service Only – In by 4:00 p.m.) (Note: No fee if document is a preliminary review resubmission within 30 days of initial submission.)	$ 50
[ ] Category C Expedite Business Entity Document listed in Schedule C (Next Day Service Only – In by 4:00 p.m.	$ 50
[ ] Reinstatement Packet	$ 50

I/O [ ] CBB

*** Remember to include payment for all applicable fees (e.g., charter/entrance, reinstatement, filing, fax and expedite fees)
~~~

```
CISA368                              CIS                                04/16/10
1    131   LLCM3220              LLC DATA INQUIRY                       08:42:07
    LLC ID:  S323610 - 8   STATUS: 00  ACTIVE          STATUS DATE:  04/13/10
  LLC NAME:  FULCRUM IT SERVICES ACQUISITION, LLC

DATE OF FILING: 04/13/2010  PERIOD OF DURATION:              INDUSTRY CODE: 00
STATE OF FILING:  VA VIRGINIA              MERGER INDICATOR:
                          CONVERSION/DOMESTICATION INDICATOR:
              P R I N C I P A L   O F F I C E   A D D R E S S
     STREET:  2601 S BAYSHORE DR
              STE 1425
       CITY:  MIAMI                      STATE:  FL  ZIP:  33131-0000
           R E G I S T E R E D   A G E N T   I N F O R M A T I O N
  R/A NAME:  CORPORATION SERVICE COMPANY

     STREET:  11 S 12TH ST
              PO BOX 1463
       CITY:  RICHMOND                   STATE:  VA  ZIP:  23218-0000
R/A STATUS: 5 ENTITY AUTHORIZ  EFF DATE:  04/13/10 LOC: 216  RICHMOND CITY
       YEAR      FEES        PENALTY     INTEREST       BALANCE
        00
COMMAND:  ..................................................................
4AÛ                                                                05,016
```

SURVIVOR

1004070741

```
CISA368                              CIS                                 04/16/10
1    131  LLCM3240             MICROFILM INQUIRY                         08:42:09

     LLC ID: S323610 - 8      LLC STATUS: 00  ACTIVE
   LLC NAME: FULCRUM IT SERVICES ACQUISITION, LLC

 COURT LOCALITY: 216 RICHMOND CITY

           MICROFILM NO       DOCUMENT TYPE                  DATE        PAGES
           10 04 06 0736      LLNC > NEW LLC               04/13/10        6

 COMMAND:   ..............................................................
4AÛ                                                                    06,014
```

SURVIVOR

CISA368 CIS 04/16/10
1 131 CISM0180 CORPORATE DATA INQUIRY 08:41:43

CORP ID: 0271192 - 7 STATUS: 00 ACTIVE STATUS DATE: 05/16/97
CORP NAME: Fulcrum IT Services Company

DATE OF CERTIFICATE: 05/23/1985 PERIOD OF DURATION: INDUSTRY CODE: 00
STATE OF INCORPORATION: VA VIRGINIA STOCK INDICATOR: S STOCK
MERGER IND: CONVERSION/DOMESTICATION IND:
GOOD STANDING IND: Y MONITOR INDICATOR:
CHARTER FEE: MON NO: MON STATUS: MONITOR DTE:
R/A NAME: JOSEPH F BALAC JR

STREET: 7403 GATEWAY CT AR RTN MAIL:

CITY: MANASSAS STATE : VA ZIP: 20109
R/A STATUS: 2 OFFICER EFF. DATE: 05/02/01 LOC.: 176
ACCEPTED AR#: 210 16 4314 DATE: 03/26/10 PRINCE WILLIAM
CURRENT AR#: 210 16 4314 DATE: 03/26/10 STATUS: A ASSESSMENT INDICATOR: 0

YEAR	FEES	PENALTY	INTEREST	TAXES	BALANCE	TOTAL SHARES
10	370.00					50,000

COMMAND: ....
4AÛ 06,016

NONSURVIVOR

CISA368 CIS 04/16/10
1 131 CISM0250 MICROFILM INQUIRY 08:41:45

CORP ID: 0271192 - 7 CORP STATUS: 00 ACTIVE
CORP NAME: Fulcrum IT Services Company

COURT LOCALITY: 176 PRINCE WILLIAM COUNTY TOTAL CHARTER FEES: 25.00

MICROFILM NO	DOCUMENT TYPE	DATE	CHARTER FEE	PAGES
06 10 02 0085	AMEN > AMENDMENT	09/29/06		2
01 05 01 1045	RAC > REGISTERED AGE	05/02/01		1
99 05 03 0156	AMEN > AMENDMENT	05/06/99		3
97 10 03 1380	RAC > REGISTERED AGE	10/23/97		1
94 12 07 0458	RAC > REGISTERED AGE	12/29/94		1
94 11 04 0226	RSGN > R/A RESIGNED	11/17/94		1
93 06 04 0404	OTH > OTHER	06/17/93		2
88 07 02 0739	FICT > FICTITIOUS NAM	07/08/88		3
88 02 04 0124	AMEN > AMENDMENT	02/10/88		2
86 07 03 0704	RAC > REGISTERED AGE	07/10/86		1
85 05 05 0011	NEWC > NEW CHARTER	05/23/85	25.00	5

COMMAND: ....
4AÛ 06,014

NONSURVIVOR

S323610 - 8

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, APRIL 16, 2010

The State Corporation Commission finds the accompanying articles submitted on behalf of

Fulcrum IT Services, LLC

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective April 16, 2010. Each of the following:

Fulcrum IT Services Company

is merged into Fulcrum IT Services, LLC (formerly FULCRUM IT SERVICES ACQUISITION, LLC), which continues to exist under the laws of VIRGINIA with the name Fulcrum IT Services, LLC, and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By [signature]

James C. Dimitri
Commissioner

MERGACPT
CIS0368
10-04-15-0634

ARTICLES OF MERGER

OF

FULCRUM IT SERVICES COMPANY - 0271192-7

WITH AND INTO

FULCRUM IT SERVICES ACQUISITION, LLC - S323610-8

On this April 15, 2010, pursuant to the provisions of title 13.1, Chapter 9, Article 12 of the Code of Virginia, the undersigned hereby certify that:

1. Fulcrum IT Services Company, a Virginia corporation (the "Constituent Corporation") shall be merged with and into Fulcrum IT Services Acquisition, LLC, a Virginia limited liability company (the "Surviving Company"), which shall be the surviving company.

2. The provisions of the Plan of Merger, as adopted on April 15, 2010 by the Constituent Corporation and the Surviving Company, are attached hereto as Exhibit A.

3. The Surviving Company will continue its existence as a limited liability company under the name "Fulcrum IT Services, LLC" pursuant to Chapter 12 of Title 13.1 of the Code of Virginia. A copy of the amendment to the articles of organization of the Surviving Company is attached hereto as Exhibit B.

4. The Plan of Merger was unanimously approved by the Shareholders of the Constituent Corporation in accordance with Section 13.1-718 of the Code of Virginia.

5. The Plan of Merger was unanimously approved by the sole member of the Surviving Company in accordance with Section 13.1-1071 of the Code of Virginia.

6. The Merger shall become effective upon the filing of these Articles of Merger with the Secretary of the Commonwealth of Virginia.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the Constituent Corporation and the Surviving Company by their respective authorized officers and an authorized person on behalf of the limited liability company as of the day and year first above written.

Fulcrum IT Services Company, a Virginia corporation

By: [signature]
Name: Jeffrey Handy
Title: President
SSC ID. 0271192-7

Fulcrum IT Services Acquisition, LLC, a Virginia limited liability company

By:____________________
Name: Derek A. McDowell
Title: Vice President /Manager
SSC ID. S323610-8

IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the Constituent Corporation and the Surviving Company by their respective authorized officers and an authorized person on behalf of the limited liability company as of the day and year first above written.

Fulcrum IT Services Company, a Virginia corporation

By:__________________________
Name: Jeffrey Handy
Title: President
SSC ID. 0271192-7

Fulcrum IT Services Acquisition, LLC, a Virginia limited liability company

By: [signature]
Name: Derek A. McDowell /Manager
Title: Vice President
ssc ID. S323610-8

Exhibit A

PLAN OF MERGER

1.1 The Merger. At the Effective Time, Fulcrum IT Services Company, a Virginia corporation (the "Company") shall be merged with and into Fulcrum IT Services Acquisition, LLC, a Virginia limited liability company ("Acquisition") in accordance with the requirements of Virginia law (the "Merger"). Thereupon, the limited liability company existence of Acquisition, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Merger, and Acquisition, as the limited liability company surviving the Merger, shall be fully vested therewith and the separate existence of the Company shall cease upon the Merger becoming effective as herein provided and thereupon the Company and Acquisition shall be a single limited liability company (sometimes referred to herein as the "Surviving Company").

1.2 Filing. Acquisition and the Company shall file duly executed Articles of Merger with the Commonwealth of Virginia State Corporation Commission in accordance with the provisions of Section 13.1-720 of the Virginia Stock Corporation Act (the "Corporation Act") and Section 13.1-1072 of the Virginia Limited Liability Company Act (the "LLC Act").

1.3 Effective Time of the Merger. The Merger shall be effective at the time that the filing of the Articles of Merger with the Commonwealth of Virginia State Corporation Commission referred to in Section 1.2 is completed, which time is sometimes referred to herein as the "Effective Time." The Merger shall have the effects set forth in Section 13.1-721 of the Corporation Act and Section 13.1-1073 of the LLC Act.

1.4 Articles of Organization. At the Effective Time, the articles of organization of Acquisition, as amended pursuant to the Articles of Merger, shall be the articles of organization of the Surviving Company, which may be amended from time to time after the Effective Time as provided by law.

1.5 Operating Agreement. At the Effective Time, the operating agreement of Acquisition shall be the operating agreement of the Surviving Company, which may be amended from time to time after the Effective Time as provided by the articles of incorporation or said operating agreement.

1.6 Conversion. At the Effective Time, all of the issued and outstanding membership interests and shares of capital stock, respectively, of Acquisition and the Company shall, by virtue of the Merger and without any action on the part of the respective holders thereof, be converted or canceled, as the case may be, as follows:

(a) Each outstanding unit of membership interest of Acquisition shall be converted into one (1) unit of membership interest of the Surviving Company.

(b) Each of the Thirty Three and One Tenth (33.1) shares (and any fraction thereof) of the Company's Common Stock owned by the shareholders shall be converted into and become the right to receive an amount of consideration, equal to (i) the Total Purchase Price multiplied by (ii) a fraction, (A) the numerator of which is one (or in the case of a fractional share such fraction) and (B) the denominator of which is Thirty Three and One Tenth (33.1).

(c) Each treasury share of capital stock of the Company, if any, and any outstanding Options to purchase Common Stock or other equity securities of the Company, shall be canceled, and no payment shall be made in respect thereof.

A copy of the executed agreement and plan of merger is on file at the principal office of the Surviving Company and will be furnished by the Surviving Company, on request and without cost, to any member of the Surviving Company and to any shareholder of the Company.

EXHIBIT B

Amendment to Articles of Organization

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

LLC-1014NP
(07/08)

ARTICLES OF AMENDMENT
CHANGING THE NAME AND/OR THE PRINCIPAL OFFICE ADDRESS OF
A VIRGINIA LIMITED LIABILITY COMPANY
By the Members

The undersigned, on behalf of the limited liability company set forth below, pursuant to § 13.1-1014 of the Code of Virginia, states as follows:

1. The current name of the limited liability company, as it appears on the records of the State Corporation Commission, is

FULCRUM IT SERVICES ACQUISTION, LLC

2. The name of the limited liability company is changed to

FULCRUM IT SERVICES, LLC

(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

3. The limited liability company's principal office address, including the street and number, is changed to

(number/street) (city or town) (state) (zip)

4. *(See "Approval" instructions for requisite vote.)* The foregoing amendment was adopted by a vote of the members in accordance with the provisions of the Virginia Limited Liability Company Act on April 15, 2010.
(date)

Executed in the name of the limited liability company by:

[signature] (signature) — April 15, 2010 (date)

Derek A. McDowell (printed name) — Manager (title (e.g., manager or member))

(limited liability company's SCC ID no. (optional)) — 30-856-9500 (telephone number (optional))

CHECK IF APPLICABLE (see Instructions):

☐ The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company's business and affairs.

(The articles must be executed in the name of the limited liability company by any manager or other person who has been delegated the right and power to manage the business and affairs of the limited liability company, or if no managers or such other persons have been selected, by any member of the limited liability company.)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.

SEE INSTRUCTIONS ON THE REVERSE